EXHIBIT 23


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Allied Products Corporation registration statement on Form S-8 (File No. 33-60058) of our report, dated February 2, 1998, on our audits of the consolidated financial statements and financial statement schedule of Allied Products Corporation and consolidated subsidiaries as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997, which report is included in the 1997 Annual Report of Form 10-K.




COOPERS & LYBRAND L.L.P.


Chicago, Illinois
March 26, 1998